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                                                                   Exhibit 10.32


                             MEMORANDUM OF AMENDMENT

      This is an Amendment to that certain License Agreement dated January 1, 1992, as previously amended, between HASBRO TOY GROUP, a division of Hasbro, Inc., with its principal place of business at 1027 Newport Avenue, Pawtucket, Rhode Island 02862-1059 ("Licensor") and Diplomat Optical Company, to which DIPLOMAT-AMBASSADOR, INC., is successor-in-interest, with its principal place of business at 4211 Van Kirk Street, Philadelphia, Pennsylvania 19135 ("Licensee").

                                    RECITALS:

      A. Pursuant to the License Agreement, Licensor granted a license to Licensee to manufacture, distribute, promote and sell certain products, sold in association with the trademark "PLAYSKOOL." Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to such terms in the License Agreement

      B. Licensor and Licensee desire to modify and amend the License Agreement.

                                   AGREEMENT:

      In consideration of the mutual covenants and agreements in the License Agreement and this Amendment the parties agree as follows:

      1. The Term of the License Agreement is hereby renewed for an additional three-year period commencing January 1, 1996 and continuing through December 31, 1998 ("Second Renewal Term").

      2.    The Royalty Rate for the Second Renewal Term is  % of Net Sales.

      3. Licensee guarantees that, for sales of the Licensed Articles during the Second Renewal Term referenced above, Licensee shall pay
            Licensor not less than United States Dollars ($          ) payable
            as follows:

            $           due by December 15, 1996
            $           due by December 15, 1997
            $           due by December 15, 1998.

      4.    If Licensee's sales exceed             United States Dollars
            ($            ) during the Second Renewal Term, and all other terms
            and conditions of the License Agreement are satisfied, Licensee may renew the Term of the License Agreement for an additional two-year period commencing January 1, 1999 and continuing through December 31, 2000 ("Third Renewal


Word Processing Document No. 672-A3. JHM/DDM. Drafted 11/8/95. (C) 1995 Hasbro, Inc. All rights reserved. This document shall not be deemed an offer and shall not be binding unless signed by all parties.
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Term"). The Royalty Rate for the Third Renewal Term will be  % and the
Guarantee will be United States Dollars ($          ) payable as follows:

            $           due by December 15, 1999
            $           due by December 15, 2000.

      5. Except as specifically modified or amended by this Agreement, all of the terms and conditions of the License Agreement are unmodified and shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have hereunto set their hands this ____ day of November, 1995.

HASBRO TOY GROUP,                      DIPLOMAT-AMBASSADOR, INC.
a division of Hasbro, Inc.


By: /s/ S. Hartley                     By: /s/ Barry Budilov
    ---------------------------            ---------------------------------
Title: General Manager                 Title: President


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